FIRST AMENDMENT TO

SUB-ADVISORY AGREEMENT

This first amendment to the Sub-Advisory Agreement, effective January 1, 2026 (the “Amendment”), is entered into by and between Empower Capital Management, LLC, a Colorado limited liability company and registered investment adviser under the Investment Advisers Act of 1940 (the “Adviser”), Franklin Advisers, Inc., a corporation organized under the laws of California and registered investment adviser under the Investment Advisers Act of 1940 (the “Sub-Adviser”) and Empower Funds, Inc., a Maryland corporation and registered investment company under the Investment Company Act of 1940 (“Empower Funds”).

WHEREAS, the Adviser, Sub-Adviser and Empower Funds are parties to the Sub-Advisory Agreement, dated September 30, 2024 (the “Agreement”); and

WHEREAS, the Adviser, Sub-Adviser and Empower Funds desire to amend the Agreement, on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valid consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.	Schedule A is deleted in its entirety and replaced with Schedule A attached hereto and incorporated herein.

2.	In the event of a conflict between the terms of this Amendment and the Agreement, the terms of this Amendment shall control.

3.	This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

4.	Except as amended by this Amendment, all other provisions of the Agreement shall remain in full force and effect.

[Remainder of page intentionally blank. Signature page to follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through duly authorized officers.

EMPOWER CAPITAL MANAGEMENT, LLC

By:	/s/ Jonathan D. Kreider
Name: Jonathan D. Kreider
Title: President & Chief Executive Officer

EMPOWER FUNDS, INC., on behalf of the Funds listed in Schedule A

By:	/s/ Kelly B. New
Name: Kelly B. New
Title: Chief Financial Officer & Treasurer

FRANKLIN ADVISERS, INC.

By:	/s/ Steven P. McKay
Name: Steven P. McKay
Title: Head of U.S. Retirement, Insurance and 529

Schedule A – Fee Schedule

Fund	Fee Rate
Empower High Yield Bond Fund	0.29% of the average daily net asset value on the first $1 billion of assets and 0.25% of the average daily net asset value over $1 billion of assets

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